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Exhibit 4.4

        THIS SECURITY (OR ITS PREDECESSOR) AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

          (1)   REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),

          (2)   AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PURCHASE AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION,

          (3)   AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTION UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND

          (4)   AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

        AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE

WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

        THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (ii) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5(A) OF THE WARRANT AGREEMENT, (iii) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (iv) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MERRILL CORPORATION (THE "COMPANY").

        THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12% SENIOR SUBORDINATED NOTES DUE 2009 (THE "NOTES") OF MERRILL CORPORATION AND ONE WARRANT (THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.22987 SHARES, PAR VALUE $0.01 PER SHARE, OF MERRILL CORPORATION COMMON STOCK.

        PRIOR TO THE EARLIEST TO OCCUR OF (i) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (ii) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), (iii) THE DATE A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES or the warrants IS DECLARED EFFECTIVE UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (iv) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION SHALL DETERMINE AND (v) THE DATE ON WHICH THE ISSUER OF THE NOTES GIVES THE NOTICE REQUIRED BY THE INDENTURE GOVERNING THE NOTES UPON THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES

No.1	140,000 Warrants
CUSIP No. 590175113

Warrant Certificate

MERRILL CORPORATION

        This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants expiring May 1, 2009 (the "Warrants") to purchase Common Stock, par value $.01 (the "Common Stock"), of Merrill Corporation, a Minnesota corporation. Each Warrant entitles the registered holder upon exercise at any time from the opening of business on November 1, 2001 (the "Exercise Date") until 5:00 p.m. New York City Time on May 1, 2009, to receive from the Company 1.22987 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $22.00 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        No Warrant may be exercised after 5:00 p.m., New York City Time on May 1, 2009, and to the extent not exercised by such time, such Warrants shall become void.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

Dated: November 23, 1999

MERRILL CORPORATION
		By:	/s/ JOHN CASTRO Name: Title:
Countersigned:
NORWEST BANK MINNESOTA, N.A. as Warrant Agent
By:	/s/ ILLEGIBLE Authorized Signature

[Reverse of Warrant Certificate]

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on May 1, 2009 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of November 23, 1999 {the "Warrant Agreement"), duly executed and delivered by the Company to Norwest Bank Minnesota, N.A., as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

        Warrants may be exercised at any time on or after November 1, 2001 and on or before 5:00 p.m. New York City time on May 1, 2009; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrants Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its New York corporate trust office set forth in Section 19 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

        The Company has agreed pursuant to a Warrant Registration Rights Agreement dated as of November 23, 1999 (the "Warrant Registration Rights Agreement") to file within 120 days after the issuance of the Warrants and use its reasonable best efforts to make effective on or before 180 days after such date a shelf registration statement on the appropriate form under the Securities Act, and to use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act in order to permit the resale of the Warrants and Warrant Shares by the holders thereof for the period of time referred to in the immediately preceding sentence.

        Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder to the Company.

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of Merrill Corporation, in the amount of $                     in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                     , whose address is                      and that such shares to be delivered to                     , whose address is                     . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to whose address is                     .

Signature
Date:

Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

Date of Exchange	Amount of decrease in Number of warrants in this Global Warrant	Amount of increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

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  Exhibit 4.4